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                                                                      EXHIBIT 24


                       P O W E R   O F   A T T O R N E Y


                          Annual Report on Form 10-K
                          --------------------------


The undersigned directors of Baxter International Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission its annual report on Form 10-K for year ended December 31, 1998, pursuant to the Securities Exchange Act of 1934, as approved by the Company's principal executive and financial officers and controller, hereby appoints Harry
M. Jansen Kraemer, Jr. for him or her and in his or her name as a director to be his or her lawful attorney-in-fact, with full power (i) to sign and file with the Securities and Exchange Commission the proposed report and (ii) to perform every other act which said attorney-in-fact may deem necessary or proper in connection with such report.


Dated: March 19, 1999


A Majority of the Board of Directors

/S/ Walter E. Boomer

/S/ Pei-yuan Chia

/S/ John W. Colloton

/S/ Susan Crown

/S/ Mary Johnston Evans

/S/ Frank R. Frame

/S/ Martha R. Ingram

/S/ Arnold J. Levine, Ph.D.

/S/ Vernon R. Loucks Jr.

/S/ Georges C. St. Laurent, Jr.

/S/ Monroe E. Trout, M.D.

/S/ Fred L. Turner